AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2007
REGISTRATION NO. 333-119311

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HouseRaising, Inc..

(Exact name of Registrant as specified in its charter)

North Carolina	56-2253025
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212

(Address of Principal Executive Offices, including ZIP Code)

2007 Non-Qualified Stock Compensation Plan

 (Full title of the plan)

Gregory J.Wessling
4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212

 (Name and address of agent for service)

(704) 532-2121

 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
$.001 par value common stock	3,500,000	$0.17	$595,000	$63.67

TOTALS	3,500,000		$595,000	$63.67

(1)
This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices reported on the OTC Bulletin Board as of July 10, 2007.

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INCORPORATION BY REFERENCE
OF
EARLIER REGISTRATION STATEMENT

HouseRaising, Inc., a North Carolina corporation (the “Registrant”) previously registered 3,000,000 shares of Common Stock, par value $.001 per share, for issuance under its 2004 Non-Qualified Stock Compensation Plan (the “Plan”). The registration of such shares was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on September 28, 2004, bearing the file number 333-119311 (the “Initial Registration Statement”). This new registration statement is being filed to register an additional 3,500,000 shares of Common Stock of the same class as those for which the Initial Registration Statement, as amended, and the Plan, as amended, is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Initial Registration Statement and the Plan, are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

5.1	Opinion and Consent of Martin & Pritchett, P.A.
10.1	2007 Non-Qualified Stock Compensation Plan
23.1	Consent of Traci J. Anderson, CPA
99.1	North Carolina General Statutes Section 55-8-51

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Charlotte, North Carolina, on July 6, 2007.

HouseRaising, Inc.
(Registrant)

/s/ Gregory J. Wessling
Gregory J. Wessling
Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Gregory J. Wessling	Chairman and CEO	July 6, 2007
Gregory J. Wessling
/s/ Richard von Gnechten	Chief Financial Officer	July 6, 2007
Richard von Gnechten
/s/ Christine M. Carriker	Secretary, Treasurer and Director	July 6, 2007
Christine M. Carriker
/s/ Grant S. Neerings	VP and Director	July 6, 2007
Grant S. Neerings
/s/ Daniel S. Fogel	Director	July 6, 2007
Daniel S. Fogel
/s/ Elizabeth A. McLemore	Director	July 6, 2007
Elizabeth A. McLemore

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